EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT AUDITORS

                 Bagell, Josephs & Company, L.L.C.


June 19, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re:  INFe, Inc.
     Form S-8 Registration Statement


Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form S-8 of INFE.com, Inc. (the "Company"), of our report dated February 24, 2002 on the Company's consolidated financial statements for the year ended November 30, 2001, which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as a going concern relating to those consolidated financial statements of the Company as of and for the year ended November 30, 2001.

We hereby consent to all references to our firm in such Registration
Statement.

Yours Very Truly,

/s/ Bagell, Josephs & Company LLC
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Bagell, Josephs & Company LLC
Certified Public Accountants
Gibbsboro, New Jersey


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